SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                     |X|

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Check the appropriate box

|_|      Preliminary Proxy Statement

|X|      Definitive Proxy Statement

|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             EcoScience Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

Check the appropriate box

|X|      No fee required

|_| Fee computed on table below per Exchange Act Rules 14(a)(6)(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant
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


                             ECOSCIENCE CORPORATION
                                 10 Alvin Court
                        East Brunswick, New Jersey 08816
                                 (732) 432-8200

                            ------------------------


                               NOTICE OF THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 1, 2000


                            ------------------------


To the Stockholders of EcoScience Corporation:

Notice is hereby given that the 2000 Annual Meeting of Stockholders of EcoScience Corporation (the "Company") will be held on Thursday, June 1, 2000 at 10:00 A.M. local time at the Company's offices at 17 Christopher Way, Eatontown, NJ 07724, for the following purposes:

     (1) To elect two Directors to the class of Directors whose terms shall expire in 2003;

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

Only stockholders of record of the Company's Common Stock at the close of business on April 25, 2000 will be entitled to vote at the 2000 Annual Meeting and any adjournment thereof. All stockholders are invited to attend the meeting in person.



                                            By Order of the Board of Directors



                                            Kenneth S. Hollander
                                            Secretary

East Brunswick, New Jersey
May 3, 2000



HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE AND RETURN THEIR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF THE COMMON STOCK AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                             ECOSCIENCE CORPORATION
                                 10 Alvin Court
                        East Brunswick, New Jersey 08816
                                 (732) 432-8200


                   PROXY STATEMENT FOR THE 2000 ANNUAL MEETING
                           OF STOCKHOLDERS TO BE HELD

                                  June 1, 2000



This Proxy Statement and the enclosed proxy card are being furnished to stockholders of EcoScience Corporation ("EcoScience" or the "Company"), a Delaware corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 2000 Annual Meeting of Stockholders to be held on Monday, June 1, 2000 at 10:00 A.M. local time at the Company's offices at 17 Christopher Way, Eatontown, New Jersey 07724, and at any adjournments thereof (the "Meeting").

This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about May 3, 2000. Proxies may be solicited by directors, officers and employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and obtain voting instructions from such beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions. The Company's Annual Report to Stockholders for the fiscal year ended January 2, 2000 is being mailed to the stockholders with this Proxy Statement but does not constitute a part hereof.

When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to the proposal, the shares represented by the proxy card will be voted (i) FOR the election of the nominees for Director named herein, and (ii) with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by giving written notice to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the Meeting.

VOTING SECURITIES

Holders of Common Stock of record on the books of the Company at the close of business on April 25, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were issued and outstanding 12,887,882 shares of Common Stock, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting. A plurality of the votes cast in person and represented by proxy at the Meeting is required for the election of the Directors.

All votes will be tabulated by the inspector of election appointed at the Meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for Director, abstentions and broker non-votes. Any proxy submitted and containing an abstention or broker non-vote will not affect the outcome of the vote.

ELECTION OF DIRECTORS

The By-Laws of the Company provide for a Board consisting of such number of Directors, not fewer than three, as shall be fixed from time to time by the Board. The Board is divided into three classes, with each class to hold office for a term of three years and the term of office of one class to expire each year. The Board has fixed the number of Directors to constitute the full Board for the ensuing year at five. The Company's Restated Certificate of Incorporation provides that Directors are elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election. In addition, the Restated Certificate of Incorporation provides that any Director appointed to fill a vacancy shall hold office until the next election of the class for which such Director has been chosen and until his successor is elected and qualified. A Special Meeting of Stockholders in lieu of the 1997 Annual Meeting of Stockholders was held on September 10, 1998. As a result, the Company did not hold a 1998 Annual Meeting of Stockholders. In accordance with the Restated Certificate of Incorporation, two Directors are to be elected at the Meeting. The terms of two Directors will expire at the 2001 Annual Meeting and the term of one Director will expire at the 2002 Annual Meeting.

Albert W. Vanzeyst and Heinz K. Wehner are the two Directors whose term expires at this year's Meeting. The Board has nominated Mr. Vanzeyst and Mr. Wehner for election to the class of Directors whose terms expire at the 2003 Annual Meeting.

Shares represented by proxies will be voted FOR the election of Mr. Vanzeyst and Mr. Wehner as Directors unless otherwise specified in the proxy. If either Mr. Vanzeyst or Mr. Wehner should, for any reason not now anticipated, not be available to serve as Director, proxies will be voted FOR such other candidate as may be designated by the Board unless the Board reduces the number of Directors. The Board has no reason to believe that either Mr. Vanzeyst or Mr. Wehner will be unable to serve if elected.

Set forth below is certain information with respect to Mr. Vanzeyst and Mr. Wehner and those Directors whose terms of office will continue after the Meeting.

Nominees for Election for a Three Year Term Expiring at the 2003 Annual Meeting

Albert W. Vanzeyst

Albert W. Vanzeyst, age 54, has served as a Director of the Company since September 1998, when he was elected to serve as a Director and Executive Vice President by the Board pursuant to certain agreements made by the Company in connection with the merger transaction (the "Merger") pursuant to which the Company acquired Agro Power Development, Inc. ("APD"). Mr. Vanzeyst, a co-founder of APD, has been Chief Operating Officer and a Director of APD since its inception in 1990. In January 1997, he also assumed the role of President of APD. Mr. Vanzeyst has 30 years of greenhouse design, engineering and construction experience spanning several countries, crops and climates throughout the world. Between 1984 and 1990, Mr. Vanzeyst was President of Dace U.S.A., Inc., a subsidiary of Dace International, Inc., an international turn-key greenhouse construction company. Prior thereto, he participated in the development, design and construction of numerous greenhouse operations in several countries throughout the world. Mr. Vanzeyst holds a degree in Foreign Trade and International Commerce from Handelavond College in the Netherlands.

Heinz K. Wehner

Mr. Wehner, age 69, has served as a Director of the Company since March 1993. From March 1976 to June 1992, Mr. Wehner served in several management positions with Chemagro Corporation and Mobay Corporation, both subsidiaries of Bayer A.G. in Germany and, most recently, Bayer Corporation, where he served as President of the Agricultural, Animal Health and Consumer Products Divisions. Previously, he held several management positions with Bayer Quimicas Unidas S.A. in Peru, including Vice President of the Agricultural Chemicals and Animal Health Division, and with Bayer de Mexico S.A., including Vice President of the Crop Protection and Consumer Products Division. Mr. Wehner attended Escuelas Americanas in Peru where he studied business administration.

Directors Continuing in Office until the 2001 Annual Meeting

Michael A. DeGiglio

Michael A. DeGiglio, age 45, has served as a Director of the Company since November 1996, when he was elected to serve as a Director by the Board. Mr. DeGiglio joined the Company upon its acquisition of Agro Dynamics, Inc. ("ADI") in November 1992, and served as Chief Executive Officer of ADI until November 1998. In July 1995, Mr. DeGiglio assumed the offices of President and Chief Executive Officer of the Company. From 1984 until 1992, Mr. DeGiglio was employed by ADI, where he served as Chief Executive Officer. Prior to co-founding ADI, Mr. DeGiglio was Vice President of International Sales for NYPCO International, Inc. Mr. DeGiglio served on active duty in the United States Navy as an Officer and Jet Aviator from July 1976 through January 1983, and the Naval Air Reserves from 1983 to present, currently holding the rank of Captain with the United States Naval Reserve. Throughout his Naval career, he has held various department head positions, completed a tour as Commanding Officer of a Jet Aviation Squadron, performed multiple tours overseas, and has completed numerous Senior Advanced Management courses. Mr. DeGiglio is a co-founder of APD and has served as Chief Executive Officer of APD since its inception in 1990. He served as President of APD until January 1997. Mr. DeGiglio received a B.S. in Aeronautical Science and Aviation Management from Embry Riddle Aeronautical University.

David J. Ryan

Mr. Ryan, age 45, has served as a Director of the Company since 1988. Since 1983, Mr. Ryan has been a General Partner of Copley Venture Partners, an affiliate of Copley Partners 2, L.P., a venture capital investor in EcoScience. Mr. Ryan has also been a Managing Partner of Mission Ventures, a venture capital firm, since 1997. Prior to his involvement in venture capital, Mr. Ryan spent five years with Medusa Corporation, a Midwest based manufacturer of industrial and building products, in several financial and operating capacities. Mr. Ryan also serves as a director of several private companies. Mr. Ryan holds a B.S. from Northeastern University and an M.B.A. from Case Western Reserve University.

Directors Continuing in Office Until the 2002 Annual Meeting

Thomas A. Montanti

Thomas A. Montanti, age 75, has served as a Director of the Company since September 1998, when he was elected to serve as a Director by the Board pursuant to certain agreements made by the Company in connection with the Merger. Mr. Montanti, a co-founder of APD, served as Chairman of the Board and a Director of APD from its inception in 1990 until the completion of the Merger. He is the father-in-law of Mr. DeGiglio. Mr. Montanti co-founded ADI in 1984. ADI was acquired by the Company in 1992. Currently, Mr. Montanti is President of NYPCO Industries, Inc., and New York Protective Coverings Industry, Inc., each of which is located in New York and distributes building products and provides specialized insulation contracting to the marine and power generating industries.

Meetings and Committees of the Board of Directors

The Board held five regular and three telephonic meetings during the twelve month period ended January 2, 2000. Each of the Directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member.

During the twelve month period ended January 2, 2000, the Company had two committees: the Audit Committee and the Compensation Committee.

The Audit Committee consists of Messrs. Ryan and Wehner. During the twelve month period ended January 2, 2000, the full Board performed the functions of the Audit Committee which included interactions with the Company's independent accountants to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures, and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company.

The Compensation Committee's functions are to recommend to the full Board the amount, character and method of payment of compensation to all executive officers and certain other key employees of the Company and to administer the Company's stock option plans. The Compensation Committee consists of Messrs. Ryan and Wehner. The Compensation Committee held one meeting during the twelve month period ended January 2, 2000.

Board Recommendation

The Board recommends that the stockholders VOTE FOR the election of the nominees to the Board of Directors. A plurality of the votes cast in person or represented by proxy at the Meeting is required to elect each nominee as Director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Common Stock as of April 25, 1999 by: (i) each person known to EcoScience to be the beneficial owner of more than 5% of the Common Stock on that date, (ii) each Director, (iii) each of the Named Officers (as defined in the section captioned "Executive Compensation") who is currently an officer of the Company, and (iv) all Directors and executive officers as a group.


                                                                              Shares
                            Name and Address                                Beneficially       Percent of
                          of Beneficial Owners                                Owned(1)           Class
                          --------------------                              ------------       ----------
Michael A. DeGiglio (2)..............................................         3,363,976            26.0%
Albert Vanzeyst (3)..................................................         2,941,811            22.8%
Thomas Montanti (4)..................................................         2,537,324            19.7%
David J. Ryan (5)....................................................           222,586             2.0%
Heinz K. Wehner (6)..................................................            58,000             *
Kenneth S. Hollander (7).............................................            42,500             *
Cogentrix Delaware Holdings, Inc.....................................         1,000,000             7.8%
   1105 North Market Street, Suite 1108
   Wilmington, Delaware 19801
All Directors and executive officers
   as a group (6 persons) (2),(3),(4),(5),(6) and (7)................         9,166,197            69.9%

---------------
* Less than 1%.

(1) Information with respect to beneficial ownership is based upon information furnished to the Company by each stockholder included in this table. Except as indicated in the notes to the table, each stockholder included in the table has sole voting and investment power with respect to the shares shown to be beneficially owned by him. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or member of a group has a right to acquire within 60 days of April 25, 2000 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) Includes 166,593 shares held by Mr. DeGiglio's wife, as to which Mr. DeGiglio disclaims beneficial ownership, 518,900 shares held in trust for the benefit of Mr. DeGiglio's children that Mr. DeGiglio has no right to vote and as to which he disclaims beneficial ownership, and 64,000 shares issuable upon the exercise of stock options.

(3) Includes 153,095 shares held in custody for Mr. Vanzeyst's child that Mr. Vanzeyst has no right to vote and as to which he disclaims beneficial ownership.

(4) Includes 4,231 shares held by Mr. Montanti's wife, as to which Mr. Montanti disclaims beneficial ownership.

(5) Includes 58,000 shares of Common Stock issuable upon exercise of stock options and warrants, and 151,253 and 13,333 shares of Common Stock held and issuable upon exercise of a warrant, respectively, by Copley Partners 2, L.P. Copley Venture Partners L.P., a limited partnership of which Mr. Ryan is a general partner, is a general partner of Copley Partners 2, L.P.

(6) Includes 58,000 shares of Common Stock issuable upon exercise of stock options and warrants.

(7) Includes 40,000 shares of Common Stock issuable upon exercise of stock options.

The mailing address for each of the stockholders listed above whose address was not supplied in the table is c/o EcoScience Corporation, 17 Christopher Way, Eatontown, New Jersey 07724.

EXECUTIVE COMPENSATION

The following table provides certain summary information regarding compensation paid by the Company during the twelve month periods ended January 2, 2000 and January 3, 1999 and the fiscal year ended June 30, 1998 to the Company's Chief Executive Officer and to each of the other executive officers of the Company, whose annual compensation and bonus for the twelve month period ended January 2, 2000 exceeded $100,000 (together with the Chief Executive Officer, the "Named Executive Officers").

                                                                                                     Long Term
                                                            Annual Compensation                 Compensation Awards
                                            ------------------------------------------------    -------------------
                                                                                                  Number of Shares
                                            Twelve Months                                         Underlying Stock
      Name and Principal Position             Ended (1)           Salary($)         Bonus($)         Options(#)
      ---------------------------           -------------         ---------         --------    -------------------
Michael A. DeGiglio.....................       1/02/00             210,250               --                 --
    President and Chief Executive              1/03/99             168,750(2)            --                 --
     Officer and Director                      6/30/98             150,000           25,000                 --


Albert Vanzeyst.............................   1/02/00             209,417               --                 --
    Executive Vice President and               1/03/99              38,076(3)            --                 --
     Director                                  6/30/98                  --               --                 --

Kenneth S. Hollander......................     1/02/00              81,667           20,000            100,000
    Senior Vice President and Chief            1/03/99                  --               --                 --
     Financial Officer (4)                     6/30/98                  --               --                 --

David W. Miller.........................       1/02/00             115,400               --                 50
    Senior Vice President and Chief            1/03/99             114,500            3,500                 --
     Technology Officer (5)                    6/30/98             114,500            3,500                 --

(1) In 1998, the Company changed its fiscal year from the twelve month period ending June 30 of each year to a fiscal year which ends on the Sunday nearest December 31 of each year. As a result, the information presented for the twelve months ended January 3, 1999 and the twelve months ended June 30, 1998 reflects a six month overlap.

(2) Excludes $56,250 of compensation paid to Mr. DeGiglio by APD during the nine month period ending September 30, 1998 (the effective date of the Merger).

(3) Excludes $112,500 of compensation paid to Mr. Vanzeyst by APD during the nine month period ending September 30, 1998 (the effective date of the Merger).

(4)  Mr. Hollander's employment with the Company commenced June 1999.

(5) Dr. Miller's position as an officer of the Company terminated in November 1999.

Compensation of Directors

Each Director who is not an employee of the Company receives an annual retainer of $5,000 for Board service, plus $750 for each Board meeting attended, $375 for each telephonic Board meeting which lasts more than one hour and $500 for each Committee meeting attended, plus expenses. Those Directors who are employees of the Company do not receive any compensation for their services as Directors.

Each non-employee Director (other than Mr. Montanti who was appointed to the Board in connection with the Merger) when first elected or appointed to the Board receives a warrant to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value on the grant date. These warrants vest at the rate of 20 percent on the grant date and on the first anniversary of the grant date and 30 percent on the second and third anniversaries of the grant date. Warrants granted to Directors of the Company expire five years after the date of grant.

Options Grants in the Last Fiscal Year

Shown below is further information with respect to grants of stock options in the fiscal year ended January 2, 2000 to the Named Officers by the Company which are reflected in the Summary Compensation Table set forth under the caption "Executive Compensation."


                                                         Individual Grants                            Potential Realizable
                                    --------------------------------------------------------------      Value at Assumed
                                    Number of       Percent of                                        Annual Rates of Stock
                                   Securities      Total Options                                     Price Appreciation for
                                   Underlying       Granted to      Exercise or                            Option Term
                                     Options       Employees in     Base Price                       ----------------------
         Name                      Granted (#)      Fiscal Year       ($/Sh)       Expiration Date     5% ($)      10% ($)
         ----                      -----------     -------------    -----------    ---------------   ---------    ---------
Kenneth S. Hollander               100,000 (1)          11%           $2.000           6/01/09       $127,780     $318,470
David W. Miller                         50              (2)           $4.875           1/13/09            153          388

(1) These options vest 20% on December 31, 1999, 20% on June 1, 2000, 30% on June 1, 2001 and 30% on June 1, 2002.

(2)  Less than 1%.

Aggregate Option Exercises in Twelve Months Ended January 2, 2000 and Year End Option Values

The following table provides certain information with respect to options to purchase Common Stock held by the Named Executive Officers at January 2, 2000.


                                                           Number of Securities Underlying Unexercised
                                                                    Options at January 2, 2000
                                                           -------------------------------------------
                      Name                                  Exercisable                 Unexercisable
                      ----                                  -----------                 -------------
Michael A. DeGiglio .......................                    64,000                           --
Kenneth S. Hollander ......................                    20,000                       80,000
David W. Miller ...........................                    21,050                           --

On December 31, 1999 (the last trading day prior to January 2, 2000), the exercise price of each of the options listed in the table set forth above exceeded the closing price of the Common Stock ($0.1562 per share) on the OTC Bulletin Board. No options were exercised by the Named Executive Officers during the twelve month period ended January 2, 2000.

REPORT OF THE COMPENSATION COMMITTEE

The Board of Directors has delegated to its Compensation Committee (the "Committee") the responsibility and authority to administer executive compensation policies for all executive officers of the Company, including the Chief Executive Officer. The Committee's recommendations as to compensation for executive officers of the Company are subject to approval by the full Board of Directors of the Company.

This report sets forth the policies used by the Committee in determining the compensation paid by the Company to its executive officers, including the Chief Executive Officer, for the twelve-month period ended January 2, 2000.

Summary Philosophy and Overall Objectives of Executive Compensation

EcoScience seeks to encourage and reward the efforts of its executives officers for the achievement of corporate objectives and performance goals by blending base salary, bonuses and long-term incentive compensation in the form of stock options. EcoScience's executive compensation program seeks to accomplish several major goals:

o    Recruit and retain highly qualified executive officers.

o Motivate executive officers to achieve specified individual performance objectives and Company wide goals, and to reward them when these objectives and goals are achieved.

o Align the financial interests of executive officers with the long-term interests of the Company's stockholders.

Base Salary

Factors considered when determining the base salary for an officer of the Company include the position of the officer, the amount of responsibility associated with such position, past performance of such responsibilities, dedication to the pursuit of achieving individual and Company goals and the overall results of the Company.

Bonuses

In fiscal 1993, the Company established an executive officer incentive bonus program (the "Bonus Program"), payable in cash and in Common Stock of the Company, to reward executive officers when the Company achieves certain objectives and when an executive officer's area of responsibility meets its predetermined goals. All executive officers, including the Chief Executive Officer, are eligible to receive bonuses under the Bonus Program. During the fiscal year ended January 2, 2000, no bonuses were awarded under the Bonus Program. No bonus was awarded to Mr. DeGiglio during this period.

Long-Term Incentive Compensation

The Company's 1999 Stock Option Plan (the "Plan") was established to provide all employees of the Company with an opportunity to share in the growth of the Company along with its stockholders, and to encourage employees to remain with the Company and work toward its long-term success.

During the year ended January 2, 2000, there were 100,050 options granted under the Company's 1999 Stock Option Plan to the Named Executive Officers. None of such options were granted to Mr. DeGiglio. Stock option grants for executive officers are determined by evaluating the performance of the individuals reviewed, their contributions to the performance of the Company, their responsibilities, experience and potential, their period of service at current salary and compensation practices for comparable positions at other companies. Financial results, nonfinancial measures and the Chief Executive Officer's evaluation of other executive officers are considered. Historically, stock option grants were also made to employees upon the commencement of employment.

Chief Executive Officer Compensation

Following the Merger, Mr. DeGiglio's annual base salary was increased to $225,000, an increase of $75,000 or 50% of his annual base salary prior to the Merger. Mr. DeGiglio subsequently volunteered to reduce his annual base salary to $195,000, effective April 16, 1999, in recognition of the Company's liquidity position. In making the salary adjustment following the Merger, the Committee considered (i) the annual salary paid to Mr. DeGiglio by APD prior to the Merger, (ii) the additional responsibilities which Mr. DeGiglio would assume following the Merger as a result of the integration of the businesses of EcoScience and APD, (iii) the contributions made by Mr. DeGiglio to the completion of the Merger and (iv) Mr. DeGiglio's contributions to the Company's operational advancements during the 12 months ended January 3, 1999 and the fiscal year ended June 30, 1998. The Committee did not award Mr. DeGiglio a bonus or grant him any options to purchase shares of Common Stock for the twelve months ended January 3, 1999. Effective November 1, 1999, in recognition of the role played by Mr. DeGiglio in obtaining agreements with creditors to restructure the terms of certain indebtedness, the Committee restored Mr. DeGiglio's annual base salary to $225,000.

Internal Revenue Code Limitation on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid during any fiscal year to the Company's Chief Executive Officer or four other most highly compensated executive officers. Qualified performance based compensation is not included in the $1,000,000 limit. The Committee believes that the Company's 1991 Stock Option Plan and 1999 Stock Option Plan qualify as performance based compensation plans.

Submitted by the Compensation Committee

David J. Ryan
Heinz K. Wehner

CORPORATE PERFORMANCE

The following graph compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) on the Company's Common Stock with the cumulative total return (including reinvested dividends) on the Nasdaq Stock Market Index, the Standard & Poor's Midcap Foods and Beverages Index and a former peer group (the "Former Peer Group") index (see note 1 below) selected by the Company for the period from June 30, 1994 through December 31, 1999, assuming the investment of $100 in the Company's Common Stock and the indices on June 30, 1994 and the reinvestment of all dividends.



                                   [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                               Cumulative Total Return
                             ---------------------------------------------------------------
                             6/94    6/95      6/96      6/97     6/98      12/98     12/99
                             ----   ------    ------    ------    ------    ------    ------
ECOSCIENCE CORPORATION       100     28.75     30.00     25.00     25.62     16.50      0.62
S&P MIDCAP FOODS AND
  BEVERAGES INDEX            100    118.22    136.80    163.50    194.77    184.36    146.79
FORMER PEER GROUP            100     32.95     24.06     16.34     17.61      9.23      5.89
NASDAQ STOCK MARKET
  (U.S.) INDEX               100    133.43    171.31    208.35    274.31    321.67    596.26





----------------

(1) The Former Peer Group consisted of Ecogen Inc. and Verdant Brands Inc. Due to the change in the Company's primary business focus which has occurred as a result of the Merger which was completed in September 1998, the Company believes it is now more appropriate to compare the performance of its stock with the Standard & Poor's Midcap Foods and Beverages Index.

INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP, the independent public accountants for the Company, will have representatives at the Meeting who will be available to respond to appropriate questions and who will be given the opportunity to make a statement should they desire to do so.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

In order to be considered for inclusion in the Proxy Statement for the Company's 2001 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than January 3, 2001.

OTHER MATTERS

The 2000 Annual Meeting of Stockholders is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not now known to the Directors at the date of printing hereof and which may properly come before the Meeting. The intention of the persons named in the proxy is to vote in accordance with the recommendation of the Board of Directors.

THE MANAGEMENT OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS.

THE COMPANY SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK OF THE COMPANY. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, ECOSCIENCE CORPORATION, 17 CHRISTOPHER WAY, EATONTOWN, NEW JERSEY 07724.

ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND IN THEIR PROXIES IN THE ENCLOSED ENVELOPE WITHOUT DELAY TO BOSTON EQUISERV LP, P.O. BOX 8040, MAILSTOP 45-02-64, BOSTON, MASSACHUSETTS 02266-8040. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                            By order of the Board of Directors



                                            Kenneth S. Hollander
                                            Secretary


East Brunswick, New Jersey
May 3, 2000

                                  DETACH HERE
ECP15B

                                     PROXY

                             ECOSCIENCE CORPORATION
      Proxy for Annual Meeting of Stockholders to be held on June 1, 2000

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF ECOSCIENCE CORPORATION

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael A. DeGiglio and Kenneth S. Hollander and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock of ECONSCIENCE CORPORATION, standing in the name of the undersigned at the close of business on April 25, 2000, at the annual meeting of stockholders to be held at the Company's offices at 17 Christopher Way, Eatontown, New Jersey and at any and all adjournments thereof, with all powers that the undersigned would posses if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side hereof. Said proxies are authorized to vote in their discretion upon any other matters which may come before the meeting.

The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR the election of the nominee and FOR the proposal listed on the reverse side of this card.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                  SIDE

ECO15A                             DETACH HERE

     Please mark
/X/  votes as in
     this example.


1. Election of (01) Albert W. Van Zeyst and (02) Heinz K.
   Wehner as Directors.

      FOR                    WITHHELD
      THE     /_/       /_/  FROM THE
    NOMINEES                 NOMINEES

/_/ ______________________________________
    For all nominees except as noted above

                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT /_/

                                        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                        CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                        (Joint owners must EACH sign. Please sign EXACTLY as your
                                        name(s) appear(s) on this card. When signing as attorney,
                                        trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

Signature: _______________________________ Date: ______ Signature: ________________________________ Date: ______